Exhibit 99.2

                      ASSIGNMENT OF SALE-PURCHASE AGREEMENT

        This Assignment of Sale-Purchase Agreement (this "Assignment") is made to be effective as of October 31, 2005, by HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company ("Assignor"), and BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership ("Assignee").

                                   BACKGROUND

        A. Assignor, as Purchaser, has entered into that certain Purchase Agreement dated as of October 28, 2005 and effective as of dated as of October 31, 2005 (the "Agreement"), with ONE LAKE PARK, LLC, a Delaware limited liability company, as Seller, in respect of a building known as One Lake Park Office Building located in Richardson, Texas, as more particularly described in the Agreement.

        B. Assignor desires to assign all of its interest in the Agreement to Assignee and Assignee desires to accept the assignment.

                                    AGREEMENT

        For good and valuable consideration, receipt of which is acknowledged, Assignor assigns to Assignee all of Assignor's interest in the Agreement. Assignee accepts the assignment and assumes and shall perform all of Assignor's duties as Purchaser under the Agreement.




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        EXECUTED to be effective as of the day and year first above written.

                                        ASSIGNOR:

                                        HARVARD PROPERTY TRUST, LLC,
                                        a Delaware limited liability company


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        ASSIGNEE:

                                        BEHRINGER HARVARD OPERATING PARTNERSHIP
                                        I LP, a Texas partnership

                                        By:   Behringer Harvard REIT I, Inc.
                                              Its General Partner


                                              By:
                                                    ----------------------------
                                                    Gerald J. Reihsen, III
                                                    Secretary